                                                               EXHIBIT (h)(6)(d)

                     SIXTH AMENDMENT TO AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT

American General Life Insurance Company, Variable Insurance Products Fund I and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated October 2, 2000, by doing the following:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Third Amendment be effective as of February 1, 2006.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:                                        Attest:
      --------------------------------            ------------------------------
Name:                                      Name:
      --------------------------------            ------------------------------
Title:                                     Title:
      --------------------------------            ------------------------------

(Corporate Seal)


VARIABLE INSURANCE PRODUCTS FUND I

By:
    ---------------------------------
    Christine Reynolds
    Treasurer


FIDELITY DISTRIBUTORS CORPORATION

By:
    ---------------------------------
    Don Holborn
    Executive Vice President

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                                   Schedule A
                   Separate Accounts and Associated Contracts
                            (As of February 1, 2006)

Name of Separate Account and                    Policy Form Numbers of Contracts
Date Established by Board of Directors          Funded By Separate Account
--------------------------------------------    --------------------------
American General Life Insurance Company         91010
Separate Account D (November 13, 1973)          91011
                                                93020
                                                93021
                                                98020
                                                03017

American General Life Insurance Company         99301
Separate Account VL-R (May 6, 1997)             97600
                                                97610
                                                00600
                                                99206
                                                01206
                                                02600
                                                03601
                                                04604
                                                05604

American General Life Insurance Company         98075
Separate Account VL-U LIS (October 19, 1998)    98070

American General Life Insurance Company         T1735
Separate Account VUL-2 (April 9, 1991)

American General Life Insurance Company         T1575
Separate Account VA-1 (May 22, 1996)            T1575Z